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                                                                     EXHIBIT 5.1

                                 August 20, 1999

Board of Directors
Seitel, Inc.
50 Briar Hollow Lane
Houston, Texas 77027

Ladies and Gentlemen:

         We have acted as counsel to Seitel, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed by the Company and each of Seitel Capital Trust I and Seitel Capital Trust II, each a statutory business trust created under the laws of the State of Delaware (the "Trusts"), with the Securities and Exchange Commission on this date relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the proposed issuance and sale from time to time of up to (i) $200,000,000 aggregate principal amount of the Company's (a) senior debt securities (the "Senior Debt Securities"), each series of which will be issued pursuant to a Senior Debt Indenture to be entered into between the Company and The First National Bank of Chicago, a national banking association ("First Chicago"), as trustee, as such indenture will be supplemented, in connection with the issuance of each such series, by a supplemental indenture creating such series (the "Senior Debt Indenture"); (b) subordinated debt securities (the "Subordinated Debt Securities"), each series of which will be issued pursuant to a Subordinated Debt Indenture to be entered into between the Company and First Chicago, as trustee, as such indenture will be supplemented, in connection with the issuance of each such series, by a supplemental indenture creating such series (the "Subordinated Debt Indenture"); and (c) junior subordinated debentures (the "Junior Subordinated Debentures," and, together with the Senior Debt Securities and the Subordinated Debt Securities, the "Debt Securities"), each series of which will be issued pursuant to a Junior Subordinated Debenture Indenture to be entered into between the Company and First Chicago, as trustee, as such indenture will be supplemented, in connection with the issuance of each such series, by a supplemental indenture creating such series (the "Junior Subordinated Debenture Indenture," and, together with the Senior Debt Indenture and the Subordinated Debt Indenture, the "Indentures"); (ii) $200,000,000 aggregate offering amount of shares of preferred stock, par value $0.01 per share, of the Company (the "Preferred Stock"); (iii) $200,000,000 aggregate offering amount of shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"); (iv) guarantees by the Company of the preferred securities (the "Guarantees") described below pursuant to one or more guarantee agreements (each a "Guarantee Agreement") to be entered into by the Company; and
(v) $200,000,000 aggregate offering amount of preferred securities (the "Preferred Securities" and, together with the Debt Securities, the Preferred Stock, the Common Stock and the Guarantees, the "Offered Securities") which may be issued by each Trust pursuant to their respective Amended and Restated Declarations of Trust.



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Board of Directors
Seitel, Inc.
August 20, 1999
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         As the basis for the opinions expressed below, we have examined the
Certificate of Incorporation and Bylaws of the Company, each as amended, the resolutions adopted by the board of directors (the "Board of Directors") of the Company with respect to the filing of the Registration Statement and related matters (the "Board Resolutions"), the Registration Statement, the Prospectuses contained therein, forms (filed as exhibits to the Registration Statement) of the Indentures and the Guarantee Agreements, and such statutes, regulations, corporate records and documents, certificates of corporate and public officials and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In giving such opinions, we have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates. In such examination, we have assumed (i) that the signatures on all documents that we have examined are genuine, (ii) the authenticity of all documents submitted to us as originals, and (iii) the conformity with the original documents of all documents submitted to us as copies.

         In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and (ii) the Offered Securities will be issued and exchanged in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement.

         Based upon the foregoing, subject to the qualifications set forth herein, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

         1. With respect to a series of Debt Securities, when (i) the Indenture and the Supplemental Indenture relating to such series of Debt Securities have been duly authorized and validly executed and delivered by each of the parties thereto; (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; (iii) the Board of Directors of the Company or an authorized committee thereof (the "Board") has taken all necessary corporate action to approve and establish the terms of such series of Debt Securities, to approve the issuance thereof and the terms of the offering thereof and related matters; and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the Supplemental Indenture relating to such series of Debt Securities and the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         2. With respect to any series of Preferred Stock, when (i) the Board and the appropriate officers of the Company have taken all necessary corporate action to fix and approve the terms of the Preferred Stock and the terms of sale thereof (including upon conversion of Debt Securities if so provided) in accordance with the Board Resolutions, including the adoption of a Certificate of Designation for the Preferred Stock in the form required by applicable law;
(ii) such Certificate of Designation has been duly filed with the Secretary of State of the State of Delaware; (iii) certificates representing the shares of the Preferred Stock have been manually signed by an authorized officer of the


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Board of Directors
Seitel, Inc.
August 20, 1999
Page 3


transfer agent and registrar for the Preferred Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (iv) the Company receives consideration per share for the Preferred Stock in such amount as may be determined by the Board in a form legally valid under the Delaware General Corporation Law, the issuance and sale of the shares of Preferred Stock will have been duly authorized, and such shares will be validly issued, fully paid and nonassessable.

         3. With respect to the Common Stock, when (i) the Board and the appropriate officers of the Company have taken all necessary corporate action to fix and approve the terms of the sale of the Common Stock (including upon conversion of Debt Securities if so provided) in accordance with the Board Resolutions; (ii) certificates representing the shares of the Common Stock have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (iii) the Company receives consideration per share for the Common Stock in such amount as may be determined by the Board in a form legally valid under the Delaware General Corporation Law, the issuance and sale of the shares of Common Stock will have been duly authorized, and such shares will be validly issued, fully paid and nonassessable.

         4. With respect to a Guarantee to be issued pursuant to the applicable Guarantee Agreement, when (i) such Guarantee Agreement has been duly authorized, validly executed and delivered by each of the parties thereto and (ii) such Guarantee Agreement has been duly qualified under the Trust Indenture Act of 1939, as amended, such Guarantee will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof is subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         The opinions expressed herein are limited exclusively to the federal laws of the United States of America, the laws of the State of Texas and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

         This opinion is rendered solely for the benefit of the Company and is not to be used, circulated, copied, quoted or referred to without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the statements made with respect to us under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement.

                                                   Very truly yours,

                                                   /s/ William Mark Young

                                                   William Mark Young, Partner